EXHIBIT 5



August 5, 1996
Tyco International Ltd.
One Tyco Park Exeter, New Hampshire 03833

Dear Sirs:

    I am General Counsel of Tyco International Ltd., a Massachusetts corporation (the "Company"). I refer to the registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"), relating to the issuance of a maximum of 3,230,000 shares (the "Shares") of the Company's common stock par value $.50 per share (the "Common Stock"), in connection with an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 14, 1996, by and among the Company, T2 Acquisition Corp., a wholly-owned subsidiary of the Company ("Merger Sub"), and Carlisle Plastics, Inc. ("Carlisle"), pursuant to which Merger Sub will be merged with and into Carlisle, and Carlisle will become a wholly-owned subsidiary of the Company.

    I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby, and I have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. Based on the foregoing, I am of the opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be legally issued, fully paid and non-assessable.

    I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                                 /s/ M. BRIAN MOROZE
                                          ......................................
                                                     M. Brian Moroze